UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2010

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 2, 2010, Kansas City Southern (the "Company"), issued a news release announcing that its wholly-owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V. ("KCSM"), has commenced (i) a cash tender offer for any and all of KCSM's outstanding 7 5/8% Senior Notes due 2013 (the "7 5/8% Notes") and a consent solicitation to eliminate or modify certain provisions of the indenture related to the 7 5/8% Notes, and (ii) a cash tender offer for any and all of KCSM's outstanding 12 1/2% Senior Notes due 2016 (the "12 1/2% Notes", referred to collectively with the 7 5/8% Notes as the "Notes"). A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This report is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of an offer to sell any Notes or other securities. The terms and conditions of the tender offer and consent solicitation related to the 7 5/8% Notes are described in the Offer to Purchase and Consent Solicitation Statement dated November 2, 2010. The terms and conditions of the tender offer for the 12 1/2% Notes are set forth in the Offer to Purchase dated November 2, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit 99.1 New Release issued by Kansas City Southern, dated November 2, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

November 3, 2010	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	New Release issued by Kansas City Southern, dated November 2, 2010.